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                                                                    EXHIBIT 10.5


              AGREEMENT FOR FINANCIAL PUBLIC SUPPORT/RETAIL SUPPORT

This INVESTOR RELATION SERVICES Agreement (this "Agreement") is made effective as of January 6, 2000, by and between "AMERICA'S SENIOR FINANCIAL SERVICES, INC." ET AL, and THE CHARTERBRIDGE FINANCIAL GROUP, INC. In this Agreement, the party who is contracting to receive the services shall be referred to as "AMSE" or "CLIENT", and the party who will be providing the services shall be referred to as "CFG". CFG and "AMSE shall cumulatively referred to as "the parties" hereinafter.

1. DESCRIPTION OF SERVICES. Beginning on January 6, 2000, CFG will provide the following services (collectively, the "Services") to enhance AMSE visibility and market value:

         A. Produce (Concept, Research, Writing, Printing) a CLIENT Shareholder Communications/Investor Relations piece which shall be distributed Bi-monthly (Every other Month). This Investor Relations (hereinafter referred to as "IR") piece includes relevant milestone updates, contract news, earnings,/revenue growth updates, and financing news about CLIENT;

         B. Distributes to selective CFG shareholders via e-mail CLIENT news and information;

         C.       Monitor OTC Internet Message Boards regarding CLIENT;

         D. Add CLIENT information to Interactive CFG portfolio page website;

         E. Participate in CLIENT due diligence presentation to market makers;

         F. Schedule live monthly radio interview featuring CLIENT ( to be scheduled pursuant to availability);

         G. Assist in drafting press releases as is appropriate and in concert with CLIENT'S milestones and newsworthy events;

         H.       Distribute press releases to CLIENT shareholders;




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         I.       * Distribute CLIENT news and relevant information to market makers, financial media, selected internet stock pages/threads and OTC analyst community;

         J.       Present CLIENT'S to various media, periodical sources;

         K.       Provide general financial public relations support to CLIENT;
                  and

         L.       **Feature Company in Monthly "Live-Chat" Internet Broadcasts.

         * CLIENT agrees to complete and return signed PR Newswire membership application for distribution of press releases or provide PR Newswire account number to CFG.

         ** Addition charge of $1,800 per live chat plus production and internet/broadcast fees.

2. PAYMENT FOR "IR" PRODUCTION SERVICES. AMSE will pay annually for services described herein. The fees shall be payable as follows:

3.   A) Initial Payment Due Upon Execution of Agreement = 70,700 AMSE RESTRICTED
                                                          SHARES WITH DEMAND
                                                          REGISTRATION RIGHTS
                                                          PURSUANT TO SECTION 4.

     B) Due on April 1, 2000 =                            23,600 AMSE RESTRICTED
                                                          SHARES WITH DEMAND
                                                          REGISTRATION RIGHTS
                                                          PURSUANT TO SECTION 4.

     C) Due on July 1, 2000 =                             23,600 AMSE RESTRICTED
                                                          SHARES WITH DEMAND
                                                          REGISTRATION RIGHTS
                                                          PURSUANT TO SECTION 4.

     D) Due on October 1, 2000 =                          23,600 AAMSE
                                                          RESTRICTED SHARES WITH
                                                          DEMAND REGISTRATION
                                                          RIGHTS PURSUANT TO
                                                          SECTION 4.

4. REGISTRATION OF SHARES. CFG shall have "DEMAND" registration rights for all shares issued in accordance with this agreement. Proof of registration application shall be delivered to CFG within 3




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         days of AMSE'S filing of same with the SEC.

A) CLIENT agrees to file a Registration Statement (SB-2 or similar) for the registration of the initial shares and all subsequent quarterly shares with the US Securities and Exchange Commission (SEC) within 30 calendar days of the execution of the Agreement.

B) Failure to file Registration Statement within 30 days will result in the immediately issuance of an additional 20% of the original number of shares due CFG at execution.

C) If the Registration Statement has not been declared effective within 90 days after initial filing then CLIENT will issue an additional 20% of the total number of shares submitted for Registration on behalf of CFG.

D)       B and C are commutative and not individually exclusive.

5. TERM/TERMINATION. This Agreement is a quarterly agreement for the term of one
(1) year and shall terminate automatically on January 5, 2000. However, the CLIENT of CFG shall have the right to terminate the balance of this agreement at any time after the 75th day following the mutual execution of this Agreement by the parties, providing written notice is given to the other party at least fifteen (15) days prior to the expiration of the current quarter of the Agreement. *Quarterly payment referred to above means payment earned for services rendered up to time of termination. Quarterly payments of cash and/or stock shall become immediately due and payable upon termination. Work in progress (WIP) compensation would only be due and payable upon successful completion and funding of the WIP. * Quarterly payment reference to above means payment earned for service rendered up to time of termination.

6. NON CIRCUMVENTION. In and for valuable consideration, CLIENT hereby agrees that CFG may introduce it (whether written, oral, data, or otherwise made by CFG) to Opportunities, including, without limitation, existing or potential investors, lenders, borrowers, trust, corporations, unincorporated business entities. CLIENT further acknowledges and agrees that the identity of the subject Opportunities, and all other information concerning the Opportunity (including without limitation, all mailing information, phone number, email addresses, and other contact information) introduced hereunder are the property of CFG, and shall be treated as confidential information. CLIENT shall not use such information except in the context of any joint venture with CFG, and never without CFG'S prior written approval. CLIENT further agrees that they, nor their company, employees, affiliates or assigns, shall not enter into, or any of its affiliates, or accept any compensation or advantage in relation to the opportunity except as directly through CFG, without the prior written approval of CFG. CFG is relying on CLIENT assent to these terms and their intent to be bound by the terms be evidence of their signature. Without CLIENT signed assent to these terms, CFG would not introduce any Opportunity or disclose any confidential information to Second Party as herein described.

7. CONFIDENTIALITY. CFG will not at any time or in any manner, either directly or indirectly, use for the personal benefit of CFG, or divulge, disclose, or communicate in any manner any information that is proprietary to AMSE without AMSE'S express written consent. CFG will protect such information and treat is as strictly confidential. This provision shall continue to be effective after the termination of this Agreement.




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Upon termination of this Agreement, CFG will return to AMSE all records, notes, documentation and other items that were used, created, or controlled by CFG during the term of this Agreement.

7. ENTIRE AGREEMENT. This Agreement contains the entire Agreement of the parties, and there are no other promises or conditions in any other agreement whether oral or written.

8. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a count finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

9. COUNTERPARTS. If any provision of this Agreement shall be held to be valid of unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of the Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

10. CHOICE OF LAW. This Agreement shall be governed by, and shall be construed in accordance with, the laws of the State of California.

11. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its applicable rules, and judgment upon an award by the arbitrator may be entered in any court having jurisdiction thereof.

12. ASSIGNABILITY. This agreement is not assignable without the express written advance consent of AMSE, at the sole discretion of its Board of Directors.



Party contracting services:

AMERICA'S SENIOR FINANCIAL SERVICES, INC

By: /s/ Nelson A. Locke, not personally
    ----------------------
    President/CEO

Date: 1-6-00
      --------------------

Address: 15544 NW 77th Court
         Miami Lakes, FL 31016



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Services Provider:

THE CHARTERBRIDGE FINANCIAL GROUP, INC.

By:/s/
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Date:
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